Exhibit 1.2

POWER OF ATTORNEY

Know all men by these presents, that Fimex International Ltd., a corporation organized under the laws of the British Virgin Islands (“Grantor”), does hereby appoint Julio Herrera (“Grantee”), in his capacity as an officer of Fintech Advisory Inc. (the “Manager”) (which has been appointed the Manager of the investment portfolio of Grantor pursuant to the Amended and Restated Investment Management Agreement, dated as of December 29, 2006 (the “Agreement”; capitalized terms used and not defined herein have the meanings assigned to such terms in the Agreement)) among Grantor, the Manager and Fintech Advisory LLC, as Grantor’s true and lawful attorney-in-fact to act in its name, place and stead in any way in which it could do, as if itself present, with respect to the following matters:

(1)         To have full discretion and authority, as the exclusive agent and attorney-in-fact of the Grantor, to select, purchase, retain, leverage, hedge, sell, exchange or otherwise dispose of investments of the Portfolio on behalf of the Grantor. Portfolio investments may take any form, including, without limitation, debt and equity securities, convertible securities, preferred securities, loans and other debt instruments, commercial paper and money market instruments, foreign currencies, all forms of derivative investments (including, without limitation, options, warrants, puts and calls, swaps and futures contracts), investments in funds and comparable investment vehicles (including investment funds and vehicles advised by other investment advisors), and direct investments, provided that all Portfolio investments shall comply with the Investment Objectives;

(2)          To effect all forms of investment transactions for the Portfolio on behalf of the Grantor and in the Grantor’s name and to enter into contracts or other arrangements for or in connection with investment transactions, subject to the limitations set forth herein, and to give instructions authorized by the Agreement to brokerage firms and other financial institutions at which the Grantor has established and maintains accounts or trading relationships; it being understood and agreed, however, that the Grantee shall not be authorized to open or establish new or additional accounts at any such brokerage firms or other financial institutions on behalf of the Grantor nor to close any such existing accounts or trading relationships at any such brokerage firms or other financial institutions on behalf of the Grantor;

(3)          To borrow under or otherwise utilize at his discretion (on behalf of the Grantor) any borrowing arrangements established by the Grantor (including, without limitation, repurchase, reverse repurchase and securities lending arrangements) to finance all or part of the Portfolio (subject to the limitations set forth in this paragraph). The Grantee may also establish new borrowing arrangements on behalf of the Grantor from any source, or with any person, upon such terms and conditions as the Manager may deem advisable in connection with any Portfolio investment transaction (including, without limitation, by the execution of promissory notes, bills of exchange and other instruments of indebtedness), provided that (i) the Grantor shall have provided its prior written consent to the establishment of such new borrowing arrangement and (ii) such borrowing arrangement shall comply with the Investment Objectives. The Grantee (on behalf of the Grantor) is hereby authorized to transfer, mortgage, pledge or otherwise deal in and to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all or part of the Portfolio to secure the payment of obligations of the Portfolio by mortgage upon, or pledge or hypothecation of, all or any part of the property of the Portfolio, provided that any such mortgage, pledge, hypothecation or other actions shall be undertaken by the Grantee only in connection with a borrowing arrangement established by the Grantor (or established with the consent of the Grantor in accordance with the preceding sentence);

(4)          To give instructions to any Custodian for (i) the transfer of Portfolio assets or cash out of the accounts of the Grantor in connection with Portfolio transactions against receipt by the Grantor of cash or other assets and (ii) the transfer of Portfolio assets or cash between accounts of the Grantor. Except as provided in foregoing clauses (i) and (ii), the Grantee shall not have any authority to give any Custodian any instructions relating to any payments by the Grantor or any transfer of Portfolio assets or cash out of the accounts of the Grantor;

(5)          To give instructions to the Grantor’s Administrator for (i) the transfer of Portfolio assets or cash out of the accounts of the Grantor in connection with Portfolio transactions against receipt by the Grantor of cash or other assets the Grantor and (ii) the transfer of Portfolio assets or cash between accounts of the Grantor. Except as provided in foregoing clauses (i) and (ii), the Grantee shall not have any authority to give the Administrator any instructions relating to any payments by the Grantor or any transfer of Portfolio assets or cash out of the accounts of the Grantor;

(6)          To retain the services of or otherwise engage personnel, whether part-time or full-time, independent accountants, legal advisors, or such other persons as the Manager may deem necessary or advisable to act on behalf of the Grantor in connection with any Portfolio investment. The Grantor acknowledges that some of the personnel, accountants and/or legal advisors retained by the Grantee for the Grantor may also act as personnel, accountants or legal advisors to the Manager, in which case, the Grantee shall instruct any such personnel, accountant or legal advisor to promptly notify the Grantor in the event of any potential conflict arising as a result of the relationship of any such personnel, accountant or legal advisor to the Manager. The Grantor agrees that all fees and expenses incurred by personnel, accountants, legal advisors or other persons appointed by the Grantee to act on behalf of the Grantor shall be paid by the Grantor;

(7)          To make, execute, certify, sign, endorse, pledge, hypothecate, deliver, and receive agreements, filings, instruments, and documents necessary or proper to effectuate the power, authority, and discretion hereby conferred, in the name of, binding against, and on behalf of, the Grantor for all purposes necessary or advisable in the Grantee’s view to effectuate the Manager’s and FALLC’s activities under, and pursuant to, the Agreement, including, without limitation, to file and authorize on behalf of the Grantor any forms, reports, or other transmissions of information pursuant to any of the requirements of the U.S. Securities Act of 1933 or U.S. Securities Exchange Act of 1934, including any amendments thereto, including, but not limited to, Sections 13 and 16 of the U.S. Securities Exchange Act of 1934, and any forms or reports required to be filed, from time to time, with the U.S. Securities and Exchange Commission, any state securities regulatory body, or any other U.S. or non-U.S. regulatory authority (including any U.S. or foreign self-regulating organizations);

(8)          To take all necessary or advisable actions on behalf of the Grantor, and exercise all rights of the Grantor, with respect to its interest in any person, including, without limitation, the voting of securities, participation in corporate actions, participation in the negotiation or restructuring of arrangements or specific terms with creditors and debtors, the institution and settlement or compromise of suits (including, without limitation, class actions) and administrative proceedings and other like or similar matters, in each case in connection with or arising out of any Portfolio investments;

(9)          To undertake, on behalf of any subsidiary, affiliate, corporation, investment vehicle or other entity in which assets are held for the direct or indirect benefit of the Grantor, any action described herein; and

(10)        To do such other acts as the Grantee may deem necessary or advisable in connection with the maintenance, administration and investment of the Portfolio, provided that all such actions shall comply with the Investment Objectives and the terms of the Agreement.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, GRANTOR HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND GRANTOR HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

IN WITNESS WHEREOF, Grantor, by its duly authorized officer, hereby executes this Power of Attorney this 29th day of December, 2006.

FIMEX INTERNATIONAL LTD.

By /s/ André Spörri
Director/Secretary

By /s/ Nathalie Sutter
Executive Vice President

/s/ Julio Herrera

Julio Herrera